                                                                   EXHIBIT 10.2

                   FOURTH AMENDMENT, CONSENT, WAIVER AND RELEASE

     THIS FOURTH AMENDMENT, CONSENT, WAIVER AND RELEASE (the "AGREEMENT") dated as of October 26, 1998, is to that Credit Agreement dated as of January 24, 1996 as amended by that First Amendment to Credit Agreement dated as of May 15, 1996, as further amended and modified by that Second Amendment to Credit Agreement dated as of March 14, 1997, as further amended and modified by that Third Amendment to Credit Agreement dated as of August 12, 1997 (as amended and modified hereby and as further amended and modified from time to time hereafter, the "CREDIT AGREEMENT"; terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement), by and among ALVEY SYSTEMS, INC., a Delaware corporation (the "BORROWER"), THOSE SUBSIDIARIES AND CREDIT PARTIES party thereto and identified on the signature pages hereof (together with the Borrower sometimes being referred to as the "CREDIT PARTIES"), as Guarantors and Credit Parties, the Lenders party thereto, and NATIONSBANK, N.A., as Agent (the "AGENT").


                                W I T N E S S E T H

     WHEREAS, the Lenders have, pursuant to the terms of the Credit Agreement, made available to the Borrower a $30,000,000 credit facility;

     WHEREAS, the Borrower has requested that the Lenders consent to its distribution of all of the outstanding shares of common stock of McHugh Software International, Inc. to the Parent, the sole stockholder of the Borrower (the "SPIN-OFF");

     WHEREAS, the Lenders have agreed to consent to the Spin-Off on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     A. OTHER DEFINITIONS. Unless the context otherwise requires, the following terms used in this Agreement shall have the indicated definitions:

          "CONSENT SOLICITATION STATEMENT" means the Consent Solicitation Statement of the Borrower, dated July 24, 1998, (the "Original Consent Solicitation Statement") provided to the holders of Subordinated Notes in connection with the solicitation by the Borrower of consent of such holders to the Indenture Amendment, as modified by the Supplement thereto dated September 25, 1998 (the "Supplement").

          "INDENTURE AMENDMENTS" means the amendments to and modifications of the Indenture set forth in Annex A to the Original Consent Solicitation Statement, as modified by

     Annex A to the Supplement, and contained in the First Supplemental Indenture dated as of September 30, 1998 to the Indenture (the "FIRST SUPPLEMENTAL INDENTURE").

          "MCHUGH COMPANIES" means McHugh and its Subsidiaries.

     B. AMENDMENTS. Subject to the satisfaction of the conditions set forth in Section C below, the Credit Agreement is amended as follows:

     1. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

          "ADDITIONAL COMMITMENT" means, with respect to any Lender which executes a New Commitment Agreement in accordance with Section 3.4(d), the commitment of such Lender in an aggregate principal amount up to the amount specified in such New Commitment Agreement (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

          "APPLICATION PERIOD", in respect of any Asset Disposition, means the lesser of (a) the period of 180 days following the consummation of such Asset Disposition or (b) such period as is provided for reinvestment of such proceeds under the Indenture.

          "ASSET DISPOSITION" means (a) any sale, lease, transfer or other disposition of any Property other than cash and Cash Equivalents (including without limitation pursuant to any sale leaseback transaction) and (b) any "Asset Sale" as such term is defined in the Indenture. The term "Asset Disposition" shall not include (i) the sale of inventory in the ordinary course of business for fair consideration and (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business.

          "ASSET DISPOSITION PREPAYMENT EVENT" means, with respect to any Asset Disposition described in Section 8.4(b)(ii), the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to the acquisition of Eligible Assets during the Application Period for such Asset Disposition.

          "ELIGIBLE ASSETS" means another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date, or any reasonable extensions or expansions thereof.

          "MCHUGH ADVANCE" means a loan or advance by the Borrower to McHugh pursuant to and in accordance with the McHugh Transaction Documents, in a principal amount not in excess of $4,000,000, made for the purpose of financing payments in excess of $3,400,000 required to by made by McHugh to Mitchell J. Wesley in connection with a dispute among the Parent, the Borrower, McHugh and Mr. Wesley described in the McHugh Transaction Documents.

          "MCHUGH TRANSACTION DOCUMENTS" means, collectively, the Amended and Restated Investment Agreement dated as of October 2, 1998 (the "INVESTMENT AGREEMENT") among the McHugh, the Borrower, the Parent and the purchasers party thereto, and each of the agreements attached as exhibits thereto (or as exhibits to such an exhibit), when executed and delivered by the Persons contemplated thereby to be party thereto in substantially the form so attached.

          "NEW COMMITMENT AGREEMENT" means such term as is defined in Section 3.4(d).

          "NET CASH PROCEEDS" means the aggregate cash proceeds received by the Borrower or its Subsidiaries in respect of any Asset Disposition net of
     (a) direct costs in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and
     (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Asset Disposition. In addition, the "Net Cash Proceeds" of any Asset Disposition shall include any other amounts defined as "Net Proceeds" of such transaction under the Indenture.

          "SPIN-OFF" means the distribution of all of the outstanding shares of common stock of McHugh to the Parent and related transactions as described in and in accordance with the McHugh Transaction Documents.

     2. The following definitions appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

          "APPLICABLE PERCENTAGE" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan or the applicable rate of the Unused Fee for any day for purposes of Section 3.5(b) or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(c)(i) or the applicable rate of the Trade Letter of Credit Fee for any day for purposes of Section 3.5(c)(ii), the appropriate applicable percentage corresponding to the Consolidated Funded Indebtedness Ratio in effect as of the most recent Calculation Date:

----------------------------------------------------------------------------------------------------------
PRICING   CONSOLIDATED FUNDED              EURODOLLAR   BASE RATE      UNUSED        STANDBY        TRADE
 LEVEL    INDEBTEDNESS RATIO               LOANS        LOANS          FEE           LOC FEE        LOC FEE
----------------------------------------------------------------------------------------------------------
I         GREATER THAN OR EQUAL TO 4.0
          to 1.0                           2.50%        1.50%          0.50%         2.50%          1.25%
----------------------------------------------------------------------------------------------------------
II        LESS THAN 4.0 to 1.0 but
          GREATER THAN OR EQUAL TO 3.5
          to 1.0                           2.25%        1.25%          0.50%         2.25%          1.125%
----------------------------------------------------------------------------------------------------------
III       LESS THAN 3.5 to 1.0 but
          GREATER THAN OR EQUAL TO 3.0
          to 1.0                           2.00%        1.00%          0.50%         2.00%          1.00%
----------------------------------------------------------------------------------------------------------
IV        LESS THAN 3.0 to 1.0 but
          GREATER THAN OR EQUAL TO 2.5
          to 1.0                           1.75%        0.75%          0.375%        1.75%          0.875%
----------------------------------------------------------------------------------------------------------
V         LESS THAN 2.5 to 1.0             1.50%        0.50%          0.375%        1.50%          0.75%
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------


     Determination of the appropriate Applicable Percentages based on the Consolidated Funded Indebtedness Ratio shall be made as of each Calculation Date. The Consolidated Funded Indebtedness Ratio in effect as of a Calculation Date shall establish the Applicable Percentages that shall be effective as of the date designated by the Agent as the Applicable Percentage Change Date. The Agent shall determine the Applicable Percentages as of each Calculation Date and shall promptly notify the Borrower and the Lenders of the Applicable Percentages so determined and of the Applicable Percentage Change Date. Such determinations by the Agent of the Applicable Percentages shall be conclusive absent demonstrable error. As of the date of the consummation of the Spin-Off, the Applicable Percentage shall be based on Pricing Level III and shall remain at Pricing Level III until the Agent has received the Required Financial Information for the Calculation Date occurring on March 31, 1999.

          "CONSOLIDATED EBITDA" means for the four consecutive quarter period ending as of the Calculation Date, the sum of Consolidated Net Income PLUS Consolidated Interest Expense PLUS all provisions for any Federal, state or other income taxes PLUS depreciation, amortization and other non-cash charges (which shall include amortization of capitalized interest and debt issuance costs) for the Borrower and its Subsidiaries on a consolidated basis (excluding any portion of such Consolidated EBITDA which would otherwise be attributable to McHugh and its Subsidiaries on or prior to the consummation of the Spin-Off) PLUS, to the extent deducted in determining such Consolidated Net Income, charges taken, and fees, expenses and other transaction costs incurred, in connection with the Spin-Off; provided, however, that with respect to each of the fiscal quarters ending on the dates set forth below, the amounts corresponding to such dates shall be deemed to be the Consolidated EBITDA for such quarters:

                    DATE                          AMOUNT
               September 30, 1997                 $5,600,000

               December 31, 1997                  $5,600,000
               March 31, 1998                     $5,900,000
               June 30, 1998                      $6,100,000.

          "CONSOLIDATED FUNDED INDEBTEDNESS RATIO" means, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Funded Indebtedness plus Indebtedness existing or incurred pursuant to Section 8.1(h)(ii) minus cash and Cash Equivalents as shown on the consolidated balance sheet of the Borrower and its Subsidiaries on such day to (ii) Consolidated EBITDA.

          "CONSOLIDATED INTEREST EXPENSE" means for the four consecutive quarter period ending as of the Calculation Date, all net cash interest expense for such period, including the interest component under Capital Leases, for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis; provided, however, that with respect to each of the fiscal quarters ending on the dates set forth below, the amounts corresponding to such dates shall be deemed to be the Consolidated Interest Expense for such quarters:

                    DATE                          AMOUNT
               September 30, 1997                 $2,125,000
               December 31, 1997                  $2,125,000
               March 31, 1998                     $2,125,000
               June 30, 1998                      $2,125,000
               September 30, 1998                 $2,125,000.

          "INDENTURE" means that certain Indenture dated as of January 24, 1996 between the Borrower and The Bank of New York, as Trustee, as amended or modified by the First Supplemental Indenture thereto dated as of September 30, 1998, pursuant to which the notes evidencing the Subordinated Financing are issued, without giving effect to any modification, amendment and/or waiver of any term or provision of such Indenture subsequent to the First Supplemental Indenture.

          "MFA" or "MCHUGH" means McHugh Software International, Inc., formerly known as McHugh, Freeman & Associates, Inc.

          "REQUIRED LENDERS" means, at any time, a minimum of two Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Commitments to make Revolving Loans or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests.

          "TERMINATION DATE" means July 31, 2002.

     3. The definitions of "Pricing Level I", "Pricing Level II", "Pricing Level III", "Restricted Subsidiary" and "Unrestricted Subsidiary" are deleted in their entireties. All references to "Restricted

Subsidiary" or "Restricted Subsidiaries" appearing in the Credit Documents are amended to refer to "Subsidiary" or "Subsidiaries", as appropriate.

     4. Clause (ii) appearing in the first sentence of Section 2.1(a) of the Credit Agreement is hereby amended as follows:

     "(ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans PLUS LOC Obligations outstanding shall not exceed THIRTY MILLION DOLLARS ($30,000,000) (as such aggregate maximum amount may be increased or reduced from time to time as provided in
     Section 3.4, the "REVOLVING COMMITTED AMOUNT")."

     5. Clause (b) appearing in Section 3.3 of the Credit Agreement is hereby renumbered as clause (d) and new clauses (b) and (c) are added to Section 3.3 to read as follows:

          (b) MANDATORY PREPAYMENTS. If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans PLUS LOC Obligations outstanding shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans in an amount equal to such excess (such prepayment to be applied as set forth in clause (c) below).

          (c) APPLICATION OF MANDATORY PREPAYMENTS. All amounts prepaid pursuant to Section 3.3(b), shall be applied to prepay Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(c) shall be subject to Section 3.11 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

     6. Section 3.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


     3.4  TERMINATION, REDUCTION AND INCREASE OF COMMITMENTS.

          (a) VOLUNTARY REDUCTIONS. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the Revolving Committed Amount)) upon three Business Days' prior written notice to the Agent; PROVIDED, HOWEVER, no such termination or reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate principal amount of outstanding Revolving Loans PLUS LOC Obligations outstanding.

          (b) MANDATORY REDUCTIONS. Upon the occurrence of an Asset Disposition Prepayment Event, the Revolving Committed Amount automatically shall be permanently reduced in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Borrower and its Subsidiaries during the related Application Period to acquire Eligible Assets as contemplated by the terms of Section 8.4(b)

          (c) TERMINATION DATE. The Commitments of the Lenders and the Issuing Lender shall automatically terminate on the Termination Date. The Agent shall promptly notify each of the Lenders of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4.

          (d) INCREASE IN REVOLVING COMMITMENTS. Within the sixty (60) day period following the consummation of the Spin-Off, the Borrower shall have the right upon written notice to the Agent to increase the Revolving Committed Amount by up to $10,000,000, SUBJECT, HOWEVER, in any such case, to satisfaction of the following conditions precedent:

          (A) no Default or Event of Default has occurred and is continuing on the date on which such Revolving Committed Amount increase is to become effective;

          (B) the representations and warranties set forth in Section 6 of this Credit Agreement shall be true and correct in all material respects on and as of the date on which such Revolving Committed Amount increase is to become effective;

          (C) on or before the date on which such Revolving Committed Amount increase is to become effective, the Agent shall have received, for its own account, the mutually acceptable fees and expenses required by separate agreement of the Borrower and the Agent to be paid in connection with such increase;

          (D) such Revolving Committed Amount increase shall be an integral multiple of $500,000 and shall in no event be less than $2,500,000; and

          (E) such requested Commitment increase shall be effective on such date only to the extent that, on or before such date, (A) the Agent shall have received and accepted a corresponding amount of Additional Commitment(s) pursuant to a commitment letter(s) acceptable to the Agent from one or more Lenders acceptable to the Agent and, with respect to any Lender that is not at such time a Lender hereunder, the Borrower and (B) each such Lender has executed an agreement in the form of SCHEDULE 3.4(D) hereto (each such agreement a "NEW COMMITMENT AGREEMENT"), accepted in writing therein by the Agent and, with respect to any Lender that is not at such time a Lender hereunder, the Borrower, with respect to the Additional Commitment of such Lender.

     7. A new Section 6.17 is added to the Credit Agreement to read as follows:


     6.17 YEAR 2000 COMPLIANCE.

     Each of the Credit Parties has conducted a review and assessment of its computer applications and made inquiry of its key suppliers, vendors and customers with respect to the "year 2000 problem"

(that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, the Credit Parties believe that the year 2000 problem will not result in a material adverse change in its business condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Credit Parties taken as a whole, or on the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party.

     8. Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


     7.11 FINANCIAL COVENANTS.


(a) CONSOLIDATED FUNDED INDEBTEDNESS RATIO. There shall be maintained as of the last day of each fiscal quarter a Consolidated Funded Indebtedness Ratio of not greater than the amount set forth below:

-------------------------------------------------------------------------------
     Fiscal Year    March 31       June 30        September 30   December 31
-------------------------------------------------------------------------------
     1998                                         4.75:1.0       4.75:1.0
-------------------------------------------------------------------------------
     1999           4.75:1.0       4.75:1.0       4.50:1.0       4.50:1.0
-------------------------------------------------------------------------------
     2000           4.25:1.0       4.25:1.0       4.00:1.0       4.00:1.0
-------------------------------------------------------------------------------
     2001           3.67:1.0       3.67:1.0       3.25:1.0       3.25:1.0
-------------------------------------------------------------------------------
     2002           3.00:1.0       3.00:1.0
-------------------------------------------------------------------------------


          (b) CONSOLIDATED INTEREST COVERAGE RATIO. There shall be maintained as of the last day of each fiscal quarter a Consolidated Interest Coverage Ratio of not less than the amount set forth below:

-------------------------------------------------------------------------------
     Fiscal Year    March 31       June 30        September 30   December 31
-------------------------------------------------------------------------------
     1998                                         2.00:1.0       2.00:1.0
-------------------------------------------------------------------------------
     1999           2.00:1.0       2.00:1.0       2.10:1.0       2.10:1.0
-------------------------------------------------------------------------------
     2000           2.20:1.0       2.20:1.0       2.35:1.0       2.35:1.0
-------------------------------------------------------------------------------
     2001           2.50:1.0       2.50:1.0       2.65:1.0       2.65:1.0
-------------------------------------------------------------------------------
     2002           2.80:1.0       2.80:1.0
-------------------------------------------------------------------------------


     9. The final proviso appearing in Section 7.14 of the Credit Agreement is hereby deleted in its entirety.

     10. Sections 8.4(b) and (c) of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

          (b) make any Asset Disposition; PROVIDED, HOWEVER, the Borrower and its Subsidiaries shall be permitted to (i) consummate the Spin-Off and (ii) subject to the terms of Section 8.8 and Section 8.12, make other Asset Dispositions, PROVIDED that (A) after giving effect to such Asset Disposition, the aggregate book value of assets sold or otherwise disposed of pursuant to this subsection (b) since the Closing Date does not exceed 10% of Consolidated Total Assets determined as of the end of the Borrower's fiscal quarter most recently ended prior to the date of such Asset Disposition, (B) after giving effect on a Pro Forma Basis to such Asset Disposition, no Default or Event of Default would exist hereunder and (C) no later than 10 days prior to such Asset Disposition, the Agent and the Lenders shall have received a certificate of an officer of the Borrower specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Credit Parties shall, within the Application Period, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (i) acquire Eligible Assets or (ii) prepay the Loans (and cash collateralize of LOC Obligations) in accordance with the terms of Section 3.3(b).
     Pending final application of the Net Cash Proceeds of any Asset Disposition, the Credit Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Permitted Investments;

          (c) except as otherwise permitted by Section 8.4(a), acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person; provided, however that the Borrower may acquire all or any portion of the capital stock, or all or substantially all of the Property, of any other Person if (i) after giving effect on a Pro Forma Basis to such acquisition, no Default or Event of Default would exist hereunder, (ii) after giving effect to such acquisition there shall be at least $10,000,000 of availability under the Revolving Loan Commitments (iii) the consideration paid for such acquisition (less equity capital raised by the Borrower specifically for the purpose of financing such acquisition) shall not exceed $20,000,000 and (iv) the aggregate consideration paid for all acquisitions (less equity capital raised by the Borrower specifically for the purpose of financing such acquisitions) shall not exceed $30,000,000; or

     11. Sections 8.7 of the Credit Agreement is hereby amended by inserting the following proviso at the end of the first sentence thereof:

     "; PROVIDED, HOWEVER, that notwithstanding clause (ii)(B) of this Section 8.7, the Borrower may repurchase up to $30,000,000 principal amount of its notes representing the Subordinated Financing for an aggregate purchase price not in excess of $33,900,000 (plus accrued and unpaid interest on such notes) in connection with, and in consummation of the Spin-Off Offer (as defined in the Indenture) in accordance with the terms of the Indenture."

     12. Section 8.15 of the Credit Agreement is hereby deleted in its entirety.

     13. Clause (i) appearing in the first sentence of Section 9.1(c) of the Credit Agreement is hereby amended as follows:

          (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.11, or 8.1 through 8.14, inclusive, or

     14. Schedule 2.1(a) of the Credit Agreement is hereby deleted and replaced with Schedule 2.1(a) attached hereto.

     15.  A new Exhibit 3.4(b) is added to the Credit Agreement in the form of
Exhibit 3.4(b) attached hereto.

     C. CONSENT. Notwithstanding anything in the Credit Documents to the contrary, the Lenders hereby consent to the Spin-Off (including, without limitation the McHugh Advance) subject to the satisfactions of the conditions set forth below:

          1. The Agent shall have received a certificate executed by the chief financial officer of the Borrower as of the date hereof stating that immediately after giving effect to the Spin-Off, (i) the Borrower on a consolidated basis is Solvent, (ii) no Default or Event of Default exists and (iii) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects;

          2. The Spin-Off shall have been consummated in accordance with the terms of the McHugh Transaction Documents and in compliance with applicable law and regulatory approvals, and the Agent shall have received executed copies of the McHugh Transaction Documents which shall not have been altered, amended or otherwise changed or supplemented or any provision thereof waived in any manner which could materially affect the Agent or the Lenders, without the prior written consent of the Agent; and

          3. The Indenture Amendments contained in the First Supplemental Indenture shall have become effective and shall be in the form appearing in the Consent Solicitation Statement.

          4. The Agent shall have received satisfactory evidence that the Borrower has received a payment of at least $35,000,000 in connection with the Spin-Off.

          5. The Agent shall have received a new Revolving Note for each Lender, executed by the Borrower;

          6. The Agent shall have received all documents it may reasonably request relating to the existence and good standing of each of the Credit Parties, the corporate or other necessary authority for and the validity of the Credit Documents and this Amendment, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent;

          7. The Agent shall have received a legal opinion of Gibson, Dunn & Crutcher LLP, counsel for the Credit Parties, dated as of the date hereof in form and substance satisfactory to the Agent;

          8. The Agent shall have received for the account of each Lender, an amendment fee equal to 37.5 bps on such Lender's Commitment; and

          9. The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.

     D.   WAIVER.   Subject to the satisfaction of the conditions set forth in
Section C above, the Lenders hereby agree to waive application of Sections 8.4, 8.8, or 8.11 of the Credit Agreement only to the extent that the provisions of any thereof would prohibit the Spin-Off. This is a one time waiver and shall not be construed to be a waiver of any Event of Default that may exist or an agreement to waive any Event of Default that may occur in the future.

     E. RELEASE. Subject to the satisfaction of the conditions set forth in Section C above the Lenders hereby (i) release each of the McHugh Companies from all of their respective obligations under or in respect of the guarantee set forth in Section 4 of the Credit Agreement or under or in respect of any Joinder Agreement to which any of them is party and (ii) release, and authorize and direct the Agent to release, all security interests or other liens in favor of the Lenders or the Agent, on behalf of the Lenders, and securing the Borrower's Obligations or the obligations of any of the McHugh Companies under its guarantee contained in Section 4 hereof or arising under any Joinder Agreement to which it is party, in or on any and all assets or property of any of the McHugh Companies arising or created under the Security Agreement or any other security agreement entered into in connection with the Credit Agreement to which it is party, and hereby instructs the Agent to execute and deliver to the Borrower or McHugh, at the sole expense of the Borrower, all documents or instruments reasonably requested by it in connection therewith.

     F. The Borrower will execute such additional documents as are reasonably requested by the Agent to reflect the terms and conditions of this Agreement, without limitation, the Borrower shall deliver to the Agent an updated SCHEDULE
6.14 to the Credit Agreement.

     G. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits) remain in full force and effect.

     H. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of the Agent's legal counsel.

     I. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     J. This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:
                              ALVEY SYSTEMS, INC.

                              By:/s/James A. Sharp
                                Senior Vice President and
                                  Chief Financial Officer
GUARANTORS:
                              PINNACLE AUTOMATION, INC.

                              By:/s/James A. Sharp
                                Executive Vice President and
                                  Chief Financial Officer

                              M&E INSTALLERS, INC.

                              By:/s/Rose O'Brien
                                Vice President

                              NEWALV, INC.

                              By:/s/James A. Sharp
                                President

                              BUSSE BROS., INC.

                              By:/s/James A. Sharp
                                Treasurer and Chief Financial
                                  Officer

                              THE BUSCHMAN COMPANY

                              By:/s/James A. Sharp
                                Senior Vice President and
                                Chief Financial Officer

                              WHITE SYSTEMS, INC.
                              (formerly known as White Storage and
                              Retrieval Systems, Inc.)

                              By:/s/James A. Sharp
                                Treasurer and Chief Financial
                                  Officer

                              REAL TIME SOLUTIONS, INC.

                              By:/s/James A. Sharp
                                Executive Vice President and
                                  Chief Financial Officer

LENDERS:

                              NATIONSBANK, N.A., individually in its
                              capacity as a Lender and in its capacity as Agent

                              By:/s/Lisa S. Donoghue
                                Senior Vice President

                              HARRIS TRUST AND SAVINGS BANK

                              By:/s/Donald J. Buse
                                Vice President

                                  SCHEDULE 2.1(a)

                                      LENDERS


BANK                                    PERCENTAGE          AMOUNT
NationsBank, N.A.                       58.33333333%        $17,500,000

Harris Trust and Savings Bank           41.66666667%        $12,500,000


                                   EXHIBIT 3.4(d)
                                      FORM OF
                              NEW COMMITMENT AGREEMENT

     Reference is made to the Credit Agreement dated as of January 24, 1996 (as amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT") among by and among Alvey Systems, Inc., a Delaware corporation (the "BORROWER"), the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

     1. Effective as of the Effective Date set forth below, the undersigned Lender hereby confirms its Additional Commitment, in an aggregate principal amount of up to the amount of set forth below, to make Revolving Loans in accordance with the provisions of Section 2.1(a) of the Credit Agreement. If the undersigned Lender is already a Lender under the Credit Agreement, such Lender acknowledges and agrees that such Additional Commitment is in addition to any existing Commitment of such Lender under the Credit Agreement. If the undersigned Lender is not already a Lender under the Credit Agreement, such Lender hereby acknowledges, agrees and confirms that, by its execution of this New Commitment Agreement, such Lender will, as of the Effective Date, be a party to the Credit Agreement and be bound by the provisions of the Credit Agreement and, to the extent of its Commitment, have the rights and obligations of a Lender thereunder.

     2. This New Commitment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Amount of Additional Commitment              $___________
Effective Date of Additional Commitment      ________________, 19__

The terms set forth above
are hereby agreed to:

[Lender]

By:___________________________
Title:________________________

CONSENTED TO (as required by the Credit Agreement):

NATIONSBANK, N.A., as Agent             ALVEY SYSTEMS, INC.

By:____________________________         By:__________________________
Title:__________________________        Title:_________________________